                                                                    Exhibit 99.1

        BRUKER BIOSCIENCES CORPORATION REPORTS SECOND QUARTER RESULTS FOR
                    BRUKER DALTONICS INC. AND BRUKER AXS INC.

  IN FIRST HALF OF 2003, PRO FORMA COMBINED BRUKER BIOSCIENCES REVENUE GROWS TO $123.9 MILLION AND EBITDA, EXCLUDING MERGER RELATED COSTS, GROWS TO $9.8 MILLION

Billerica, Massachusetts, August 6, 2003 (BUSINESS WIRE) - Bruker BioSciences Corporation (NASDAQ: BRKR) today reported the financial results for Bruker Daltonics Inc. and Bruker AXS Inc. for the second quarter and for the six months ended June 30, 2003. The merger of Bruker Daltonics and Bruker AXS to form Bruker BioSciences occurred on July 1, 2003. Therefore, the financial results of Bruker Daltonics and Bruker AXS for the periods ended June 30, 2003 are shown separately. For informational purposes, this press release also includes pro forma combined historical restated income statements for Bruker BioSciences for the three and six months ended June 30, 2003.

BRUKER DALTONICS INC.
Bruker Daltonics product revenues for the three months ended June 30, 2003 increased 23.2% to $34.4 million, exceeding consensus estimates, compared to $27.9 million for the three months ended June 30, 2002. Excluding favorable currency effects, second quarter 2003 product revenues increased 4.9% year-over-year. On a GAAP basis, the net loss was $(0.2) million or $0.00 per diluted share in the second quarter 2003, compared to a net loss of $(4.2) million or $(0.08) per diluted share in the second quarter 2002. In the second quarter, Bruker Daltonics reversed previously accrued liquidated damages of $1.9 million arising from a contract with the U.K. Ministry of Defense, as the dispute giving rise to the accrual has been satisfactorily resolved. Bruker Daltonics incurred $0.5 million, after-tax, of merger related costs in the second quarter 2003, while in the second quarter of 2002 it incurred $0.9 million, after-tax, of restructuring charges and $4.4 million, after-tax, of investment write-downs. Adjusted net income, a non-GAAP financial measure which excludes merger related costs, restructuring charges, and investment write-downs, was $0.3 million or $0.01 per diluted share for the second quarter 2003, compared to adjusted net income of $1.1 million or $0.02 per diluted share for the second quarter 2002. Adjusted EBITDA was $3.9 million for the second quarter 2003, compared to $3.8 million in the second quarter 2002. Adjusted EBITDA is defined as GAAP operating income (loss) excluding depreciation and amortization expense, merger related costs and restructuring charges.

Bruker Daltonics product revenues for the six months ended June 30, 2003 increased 27.8% to $68.5 million, compared to $53.6 million for the six months ended June 30, 2002. Excluding favorable currency effects, year-to-date product revenues increased 11.5% compared to the prior year. On a GAAP basis, the net loss was $(1.3) million or $(0.02) per diluted share in the first half of 2003, compared to a net loss of $(3.3) million or $(0.06) per diluted share in the first half of 2002. Bruker Daltonics incurred a total of $2.5 million, after-tax, of merger related costs during the first half of 2003, while in the first half of 2002 it incurred after-tax charges for restructuring and investment write-downs of $0.9 million and $4.4 million, respectively. Adjusted net income, a non-GAAP financial measure which excludes merger related costs, restructuring charges, and investment write-downs, was $1.1 million or $0.02 per diluted share for the first half of 2003, compared to adjusted net income of $2.1 million or $0.04 per diluted share for the first half of 2002. Adjusted EBITDA was $7.8 million for the first half of 2003, compared to $6.8 million in the first half of 2002, an increase of 14.2%. Adjusted EBITDA is defined as GAAP operating income (loss) excluding depreciation and amortization expense, merger related costs and restructuring charges.

Bruker Daltonics cash and short-term investments totaled $46.8 million as of June 30, 2003.

John Hulburt, Chief Financial Officer of Bruker Daltonics, commented: "We are pleased with the continued growth of our revenue and of our adjusted EBITDA at Bruker Daltonics in the first half of 2003. The second quarter had its challenges in part due to delayed budgets and our customers' need to evaluate our many new life-science mass spectrometry products introduced in March 2003. However, activity has increased recently, and at the end of the second quarter, Bruker Daltonics had a healthy increase in backlog compared to the beginning of the quarter. During the second quarter of 2003, our gross margin was lower than it has been historically, primarily due to product mix and the strong Euro. In the second quarter, we have also made continued good progress in improving our net inventory days on hand."

BRUKER AXS INC.
Bruker AXS product revenues for the three months ended June 30, 2003 increased 10.2% to $26.5 million, within previous guidance, compared to $24.0 million for the three months ended June 30, 2002. Excluding favorable currency effects, second quarter 2003 product revenues decreased 3.3% year-over-year. On a GAAP basis, the net loss was $(2.0) million or $(0.03) per diluted share in the second quarter 2003, compared to net income of $0.6 million or $0.01 per diluted share in the second quarter 2002. Bruker AXS incurred $1.4 million, after-tax, of merger related costs in the second quarter 2003. The adjusted net loss, a non-GAAP financial measure which excludes merger related costs, was $(0.5) million or $(0.01) per diluted share for the second quarter 2003, compared to adjusted net income of $0.6 million or $0.01 per diluted share in the second quarter 2002. Adjusted EBITDA was $0.1 million for the second quarter 2003, compared to $0.3 million in the second quarter 2002. Adjusted EBITDA is defined as US GAAP operating income (loss) excluding depreciation and amortization expense and merger related costs.

Bruker AXS product revenues for the six months ended June 30, 2003 increased 15.9% to $55.4 million, compared to $47.8 million for the six months ended June 30, 2002. Excluding favorable currency effects, year-to-date product revenues increased 1.4% compared to the prior year. On a GAAP basis, the net loss was $(2.7) million or $(0.05) per diluted share in the first half of 2003, compared to net income of $0.3 million or $0.01 per diluted share in the first half of 2002. Bruker AXS incurred a total of $2.7 million, after-tax, of merger related costs during the first half of 2003, while in the first half of 2002, it incurred a charge of $0.6 million, after-tax, from a cumulative effect of change in accounting principle for a non-cash goodwill impairment charge. Adjusted net income, a non-GAAP financial measure which excludes merger related costs and goodwill impairment, was breakeven or $0.00 per diluted share for the first half of 2003, compared to adjusted net income of $0.9 million or $0.02 per diluted share for the first half of 2002. Adjusted EBITDA was $2.1 million for the first half of 2003, compared to

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$1.7 million in the first half of 2002, an increase of 18.6%. Adjusted EBITDA is defined as GAAP operating income (loss) excluding depreciation and amortization expense and merger related costs.

Bruker AXS cash and cash equivalents totaled $48.1 million as of June 30, 2003.

Martin Haase, President and CEO of Bruker AXS and Senior Vice President of Bruker BioSciences, said: "As expected, the Bruker AXS materials research revenue was below the prior quarter due to the cyclical nature of the business, and we noted continued weakness in our life science markets. Conversely, our x-ray elemental and process business experienced strong growth in the first half of 2003. Based on our plan to improve profitability, we focused on reducing our costs in all areas during the quarter. Furthermore, in the second quarter of 2003, Bruker AXS had robust increases in both new order bookings and backlog in the materials research and elemental and process businesses, compared to the first quarter of 2003, increasing our overall backlog. Our recent strategic alliance agreement with Discovery Partners International represents a significant new sales opportunity and will help us strengthen our life science business."

BRUKER BIOSCIENCES CORPORATION
For informational purposes, this press release also includes pro forma combined historical restated income statements for Bruker BioSciences for the periods ended June 30, 2003 and 2002. Bruker BioSciences pro forma product revenues for the three months ended June 30, 2003 increased 17.2% to $60.9 million, compared to $52.0 million for the three months ended June 30, 2002. Excluding favorable currency effects, second quarter 2003 pro forma product revenues increased 1.1% year-over-year. The pro forma net loss was $(1.6) million or $(0.02) per diluted share in the second quarter 2003, compared to a pro forma net loss of $(3.8) million or $(0.04) per diluted share in the second quarter 2002. In the second quarter, Bruker Daltonics reversed previously accrued liquidated damages of $1.9 million arising from a contract with the U.K. Ministry of Defense, as the dispute giving rise to the accrual has been satisfactorily resolved. Bruker BioSciences incurred $2.0 million, after-tax, of merger related costs and $0.4 million, after-tax, from the minority interest in subsidiaries in the second quarter 2003. In the second quarter of 2002, Bruker BioSciences incurred $0.9 million, after-tax, of restructuring charges and $4.4 million, after-tax of investment write-downs. Adjusted net income, a non-GAAP financial measure which excludes merger related costs, minority interest in subsidiaries, restructuring charges and investment write-downs, was breakeven or $0.00 per diluted share for the second quarter 2003, compared to adjusted net income of $1.5 million or $0.02 per diluted share for the second quarter 2002. Adjusted EBITDA was $4.0 million for the second quarter 2003, compared to $4.1 million in the second quarter 2002. Adjusted EBITDA is defined as GAAP operating income (loss) excluding depreciation and amortization expense, merger related costs, and restructuring charges.

Bruker BioSciences pro forma product revenues for the six months ended June 30, 2003 increased 22.2% to $123.9 million, compared to $101.4 million for the six months ended June 30, 2002. Excluding favorable currency effects, year-to-date pro forma product revenues increased 6.7% compared to the prior year. The pro forma net loss was $(3.2) million or $(0.04) per diluted share in the first half of 2003, compared to a pro forma net loss of $(3.0) million or $(0.04) per diluted share in the first half of 2002. Bruker

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BioSciences incurred a total of $5.2 million, after-tax, of merger related costs and $0.8 million, after-tax, from the minority interest in subsidiaries during the first half of 2003. In the first half of 2002, Bruker BioSciences incurred a benefit of $0.2 million, after tax, from the minority interest in subsidiaries, and after-tax charges of $0.9 million, $4.4 million, and $0.6 million for restructuring charges, investment write-downs, and goodwill impairment, respectively. Adjusted net income, a non-GAAP measure which excludes merger related costs, minority interest in subsidiaries, restructuring charges, investment write-downs and goodwill impairment, was $1.1 million or $0.01 per diluted share for the first half of 2003, compared to adjusted net income of $2.7 million or $0.03 per diluted share for the first half of 2002. Adjusted EBITDA was $9.8 million for the first half of 2003, compared to $8.5 million in the first half of 2002, an increase of 15.1%. Adjusted EBITDA is defined as GAAP operating income (loss) excluding depreciation and amortization expense, merger related costs, and restructuring charges.

Bruker BioSciences pro forma cash and short-term investments totaled $94.9 million as of June 30, 2003. In July 2003, as part of the merger between Bruker Daltonics Inc. and Bruker AXS Inc., Bruker Daltonics paid $16.1 million of cash to Bruker AXS shareholders in exchange for 5.8 million Bruker AXS shares.

Laura Francis, Chief Financial Officer of Bruker BioSciences and Bruker AXS, stated: "The Bruker BioSciences management team has already made significant progress on our post-merger integration efforts. We have eliminated many redundant public company costs, including personnel, insurance, legal and auditing fees. In addition, we are beginning to reduce our costs by streamlining processes in accounting, human resources, information technology, and other support functions. We believe that we will begin to see some of the cost benefits of the merger in the second half of 2003, and even more in 2004. We remain cautious regarding our near-term financial outlook based on weakness in our x-ray life-science business, the anticipated third quarter product mix in mass spectrometry, and the impact of foreign exchange rates. Bruker BioSciences currently estimates that third quarter 2003 net sales will be in the range of $60 to $63 million, with net income, excluding unusual items, of $0.00 to $0.02 per share. We will provide guidance for the fourth quarter in our third quarter earnings release."

Frank Laukien, President and Chief Executive Officer of Bruker BioSciences and Bruker Daltonics, added: "In the second quarter 2003, the economic climate for life-science tools was difficult. Nevertheless, we believe we have seen a bottoming out in the early second quarter, and anticipate further improvements in terms of available funding and customer activity. While we normally have a reasonable natural hedge against trans-Atlantic currency changes, the dramatic increase in the value of the Euro has presented some challenges for us. Fortunately, we had proactively pursued the recently closed merger which is expected to improve our future overall growth and cost structure. We have already identified significant cost improvements and are exploring additional cost saving opportunities as part of the merger."

He continued: "The strong technology and product portfolios of Bruker AXS and Bruker Daltonics, as well as their growing worldwide distribution capabilities, should position each of our operating companies well to take advantage of market improvements. Moreover, we have begun to put in place processes and incentives for joint marketing and

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cross-selling in order to generate incremental revenues and profits from the merger. The merged Bruker BioSciences is a dynamic company of greater scale in our life-science and materials research tools industry, and we are committed to continue our top-line growth while putting particular emphasis on growing operating income, EBITDA and cash flow."

USE OF NON-GAAP FINANCIAL MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use the non-GAAP measures of adjusted net income, EPS, and EBITDA. Adjusted net income and EPS exclude certain items including merger related costs, restructuring charges, minority interest in subsidiaries, investment write-downs, and goodwill impairment charges. We exclude these items because they are outside of our normal operations and, in certain cases, are difficult to forecast accurately for future periods. Adjusted EBITDA is defined as US GAAP operating income (loss) excluding depreciation and amortization expense, merger costs, and restructuring charges. We believe that the inclusion of such non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the Company's performance, especially when comparing such results to previous periods or forecasts. However, the non-GAAP financial measures included in this press release are not meant to be considered superior to or as a substitute for results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

EARNINGS CONFERENCE CALL

Bruker BioSciences will host an operator-assisted earnings conference call at 10 a.m. Eastern Time on Thursday, August 7, 2003. To listen to the webcast, investors can go to www.bruker-biosciences.com, and click on the live web broadcast symbol. The webcast will be available through the Company web site for 30 days. Investors can also listen and participate on the telephone in the US and Canada by calling 888-339-2688, or 617-847-3007 outside the US and Canada. Investors should refer to the Bruker BioSciences Second Quarter Earnings Call. A telephone replay of the conference call will be available one hour after the conference call by dialing 888-286-8010 in the US and Canada, or 617-801-6888 outside the US and Canada, and then entering replay pass code 75013918.

ABOUT BRUKER BIOSCIENCES
Bruker BioSciences Corporation, headquartered in Billerica, Massachusetts, is the publicly traded parent company of Bruker AXS Inc. and Bruker Daltonics Inc. Bruker AXS is a leading developer and provider of life science and advanced materials research tools based on X-ray technology. Bruker Daltonics is a leading developer and provider of innovative life science tools based on mass spectrometry. For more information, please visit www.bruker-biosciences.com

CAUTIONARY STATEMENT
Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and

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uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company's reorganization strategies, integration risks, failure of conditions, technological approaches, product development, market acceptance, cost and pricing of the Company's products, changes in governmental regulations, capital spending and government funding policies, FDA and other regulatory approvals to the extent applicable, competition, the intellectual property of others, patent protection and litigation. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our respective annual reports on Form 10-K for the year ended December 31, 2002, our most recent quarterly reports on Form 10-Q, our current reports on Form 8-K and the joint proxy statement/prospectus filed in connection with the merger. We disclaim any intent or obligation to update these forward-looking statements.

FOR FURTHER INFORMATION:            Michael Willett, Investor Relations Officer
                                    Tel: (978) 663-3660, ext. 1411
                                    Email: michael.willett@bdal.com

Condensed consolidated statements of operations, reconciliations, and balance sheets follow for Bruker Daltonics Inc. and Bruker AXS Inc. For informational purposes, pro forma combined historical restated income statements and reconciliations also follow for Bruker BioSciences Corporation.

BRUKER DALTONICS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                           THREE MONTHS ENDED            SIX MONTHS ENDED
                                                 JUNE 30,                    JUNE 30,
                                         ------------------------    ------------------------
                                            2003          2002          2003          2002
                                         ----------    ----------    ----------    ----------
                                               (UNAUDITED)                 (UNAUDITED)
Product revenues                         $   34,413    $   27,924    $   68,473    $   53,598
Other revenues                                   12            24            57           133
                                         ----------    ----------    ----------    ----------

  Net revenues                               34,425        27,948        68,530        53,731
                                         ----------    ----------    ----------    ----------
Costs and operating expenses:
  Cost of product revenues                   18,328        14,043        35,162        26,118
  Selling, general, and administrative       10,216         7,635        19,764        15,491
  Research and development                    6,564         5,120        12,868         9,624
  Reversal of liability accrual              (1,929)                     (1,929)
  Merger related costs                          906                       2,815
  Special charges                                             710                         710
                                         ----------    ----------    ----------    ----------
  Total operating expenses                   34,085        27,508        68,680        51,943
                                         ----------    ----------    ----------    ----------

   Operating income (loss)                      340           440          (150)        1,788

Interest and other expense, net                 (83)       (4,569)         (169)       (4,350)
                                         ----------    ----------    ----------    ----------

Income (loss) before income taxes               257        (4,129)         (319)       (2,562)
Income tax expense                              490            63           994           689
                                         ----------    ----------    ----------    ----------

  Net loss                               $     (233)   $   (4,192)   $   (1,313)   $   (3,251)
                                         ==========    ==========    ==========    ==========

Basic and diluted loss per share         $     0.00    $    (0.08)   $    (0.02)   $    (0.06)
                                         ==========    ==========    ==========    ==========

Weighted average shares outstanding:
  Basic and diluted                          54,551        54,895        54,551        54,889

BRUKER DALTONICS INC.
RECONCILIATION FROM GAAP NET LOSS TO ADJUSTED NET INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                             THREE MONTHS ENDED          SIX MONTHS ENDED
                                                  JUNE 30,                    JUNE 30,
                                         ------------------------    ------------------------
                                            2003          2002          2003          2002
                                         ----------    ----------    ----------    ----------
                                               (UNAUDITED)                 (UNAUDITED)
GAAP net loss                            $     (233)   $   (4,192)   $   (1,313)   $   (3,251)

Adjustments, net of tax:

   Merger related costs                         542                       2,452

   Restructuring charges                                      927                         927

   Investment write-down                                    4,386                       4,386
                                         ----------    ----------    ----------    ----------

Adjusted net income                      $      309    $    1,121    $    1,139    $    2,062
                                         ==========    ==========    ==========    ==========

Adjusted EPS                             $     0.01    $     0.02    $     0.02    $     0.04
                                         ==========    ==========    ==========    ==========

BRUKER DALTONICS INC.
RECONCILIATION FROM GAAP NET LOSS TO ADJUSTED EBITDA
(IN THOUSANDS)

                                            THREE MONTHS ENDED           SIX MONTHS ENDED
                                                 JUNE 30,                    JUNE 30,
                                         ------------------------    ------------------------
                                            2003          2002          2003          2002
                                         ----------    ----------    ----------    ----------
                                               (UNAUDITED)                 (UNAUDITED)
GAAP net loss                            $     (233)   $   (4,192)   $   (1,313)   $   (3,251)

Adjustments:

   Interest and other expense, net               83         4,569           169         4,350

   Income tax expense                           490            63           994           689

   Depreciation and amortization              2,641         1,783         5,093         3,462
                                         ----------    ----------    ----------    ----------

EBITDA                                        2,981         2,223         4,943         5,250

   Merger related costs                         906                       2,815

   Restructuring charges                                    1,545                       1,545
                                         ----------    ----------    ----------    ----------

Adjusted EBITDA                          $    3,887    $    3,768    $    7,758    $    6,795
                                         ==========    ==========    ==========    ==========

BRUKER DALTONICS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

                                                    JUNE 30,    DECEMBER 31,
                                                      2003         2002
                                                    ---------   ------------
                                                          (UNAUDITED)
                     ASSETS

Current assets:
    Cash and short-term investments                 $  46,808   $     46,911
    Accounts receivable, net                           27,863         27,182
    Inventories                                        72,602         67,706
    Other current assets                                7,690          3,675
                                                    ---------   ------------
       Total current assets                           154,963        145,474

Property and equipment, net                            55,244         52,543
Intangible and other assets                             5,320          5,085
                                                    ---------   ------------

       Total assets                                 $ 215,527   $    203,102
                                                    =========   ============

       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Short-term borrowings                           $  21,963   $     15,357
    Accounts payable                                   14,837         11,373
    Other current liabilities                          30,913         31,450
                                                    ---------   ------------
       Total current liabilities                       67,713         58,180

Long-term debt                                          8,488          8,038
Other long-term liabilities                            10,037         10,506

Total shareholders' equity                            129,289        126,378
                                                    ---------   ------------

       Total liabilities and shareholders' equity   $ 215,527   $    203,102
                                                    =========   ============

BRUKER AXS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                               THREE MONTHS ENDED       SIX MONTHS ENDED
                                                                                     JUNE 30,                JUNE 30,
                                                                             ----------------------    --------------------
                                                                                2003         2002        2003        2002
                                                                             ---------    ---------    --------    --------
                                                                                   (UNAUDITED)             (UNAUDITED)
Product revenues                                                             $  26,478    $  24,035    $ 55,432    $ 47,831
Other revenues
                                                                             ---------    ---------    --------    --------

  Net revenues                                                                  26,478       24,035      55,432      47,831
                                                                             ---------    ---------    --------    --------

Costs and operating expenses:
  Cost of product revenues                                                      15,841       14,660      33,131      29,338
  Selling, general, and administrative                                           8,671        7,072      17,085      13,338
  Research and development                                                       3,181        2,802       5,725       4,915
  Merger related costs                                                           2,132        3,418
                                                                             ---------    ---------    --------    --------
  Total operating expenses                                                      29,825       24,534      59,359      47,591
                                                                             ---------    ---------    --------    --------

    Operating (loss) income                                                     (3,347)        (499)     (3,927)        240

Interest and other income, net                                                     300        1,510         504       1,275
                                                                             ---------    ---------    --------    --------

(Loss) income before income taxes, minority interest in subsidiaries and
  cumulative effect of change in accounting principle                           (3,047)       1,011      (3,423)      1,515
Income tax (benefit) expense                                                    (1,051)         404        (687)        599
                                                                             ---------    ---------    --------    --------
(Loss) income before minority interest in subsidiaries and cumulative
  effect of change in accounting principle                                      (1,996)         607      (2,736)        916
Minority interest in subsidiaries                                                  (46)          (1)         (7)         (2)
                                                                             ---------    ---------    --------    --------
(Loss) income before cumulative effect of change in accounting principle        (1,950)         608      (2,729)        918
Cumulative effect of change in accounting principle, net of taxes                                                       617
                                                                             ---------    ---------    --------    --------

  Net (loss) income                                                          $  (1,950)   $     608    $ (2,729)   $    301
                                                                             =========    =========    ========    ========

Basic and diluted earnings (loss) per share:
  (Loss) income before cumulative effect of change in accounting
    principle, net of taxes                                                  $   (0.03)   $    0.01    $  (0.05)   $   0.02
  Cumulative effect of change in accounting principle, net of taxes                                                   (0.01)
                                                                             ---------    ---------    --------    --------
  Net (loss) income                                                          $   (0.03)   $    0.01    $  (0.05)   $   0.01
                                                                             =========    =========    ========    ========

Weighted average shares outstanding:
  Basic                                                                         55,723       56,180      55,723      56,105
  Diluted                                                                       55,723       56,360      55,723      56,417

BRUKER AXS INC.
RECONCILIATION FROM GAAP NET (LOSS) INCOME TO ADJUSTED NET (LOSS) INCOME (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          THREE MONTHS ENDED         SIX MONTHS ENDED
                                                               JUNE 30,                  JUNE 30,
                                                       ------------------------  ------------------------
                                                          2003         2002         2003         2002
                                                       -----------  -----------  -----------  -----------
                                                             (UNAUDITED)               (UNAUDITED)
GAAP net loss                                          $    (1,950) $       608  $    (2,729) $       301

Adjustments, net of tax:

  Merger related costs                                       1,447                     2,733

  Cumulative effect (write-down of goodwill)                                                          617
                                                       -----------  -----------  -----------  -----------

Adjusted net (loss) income                             $      (503) $       608  $         4  $       918
                                                       ===========  ===========  ===========  ===========

Adjusted EPS                                           $     (0.01) $      0.01  $      0.00  $      0.02
                                                       ===========  ===========  ===========  ===========

BRUKER AXS INC.
RECONCILIATION FROM GAAP NET (LOSS) INCOME TO ADJUSTED EBITDA
(IN THOUSANDS)

                                                            THREE MONTHS ENDED       SIX MONTHS ENDED
                                                                 JUNE 30,                JUNE 30,
                                                         ------------------------------------------------
                                                            2003         2002        2003         2002
                                                         -----------  ----------- -----------  ----------
                                                               (UNAUDITED)              (UNAUDITED)
GAAP net (loss) income                                   $    (1,950) $       608 $    (2,729) $      301

Adjustments:

  Interest and other income, net                                (300)      (1,510)       (504)     (1,275)

  Income tax (benefit) expense                                (1,051)         404        (687)        599

  Minority interest in subsidiaries                              (46)          (1)         (7)         (2)

  Cumulative effect (write-down of goodwill)                                                          617

  Depreciation and amortization                                1,323          800       2,579       1,506
                                                         -----------  ----------  -----------  ----------

EBITDA                                                        (2,024)         301      (1,348)      1,746

  Merger related costs                                         2,132                    3,418
                                                         -----------  ----------  -----------  ----------

Adjusted EBITDA                                          $       108  $       301 $     2,070  $    1,746
                                                         ===========  =========== ===========  ==========

BRUKER AXS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

                                                                            JUNE 30,       DECEMBER 31,
                                                                              2003             2002
                                                                         ---------------  ---------------
                                                                                   (UNAUDITED)
                  ASSETS

Current assets:

  Cash and short-term investments                                        $        48,054  $        52,651
  Accounts receivable, net                                                        20,365           20,803
  Inventories                                                                     35,159           34,130
  Other current assets                                                             5,239            3,505
                                                                         ---------------  ---------------
    Total current assets                                                         108,817          111,089

Property and equipment, net                                                       22,266           20,706
Intangible and other assets                                                        7,354            7,256
                                                                         ---------------  ---------------

    Total assets                                                         $       138,437  $       139,051
                                                                         ===============  ===============

        LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:

  Short-term borrowings                                                  $         2,614  $         3,053
  Accounts payable                                                                11,372           11,073
  Other current liabilities                                                       24,096           24,587
                                                                         ---------------  ---------------
    Total current liabilities                                                     38,082           38,713

Long-term debt                                                                     9,305            9,320
Other long-term liabilities                                                        6,328            5,375
Minority interest in subsidiaries                                                    124               80

Total shareholders' equity                                                        84,598           85,563
                                                                         ---------------  ---------------

    Total liabilities and shareholders' equity                           $       138,437  $       139,051
                                                                         ===============  ===============

BRUKER BIOSCIENCES CORPORATION
PRO FORMA CONDENSED COMBINED HISTORICAL RESTATED STATEMENTS OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     THREE MONTHS ENDED            SIX MONTHS ENDED
                                                          JUNE 30,                     JUNE 30,
                                                ----------------------------  ---------------------------
                                                    2003           2002           2003           2002
                                                -------------  -------------  -------------  ------------
                                                        (UNAUDITED)                   (UNAUDITED)
Product revenues                                $      60,891  $      51,959  $     123,905  $    101,429
Other revenues                                             12             24             57           133
                                                -------------  -------------  -------------  ------------

  Net revenues                                         60,903         51,983        123,962       101,562
                                                -------------  -------------  -------------  ------------

Costs and operating expenses:
  Cost of product revenues                             34,169         28,703         68,293        55,456
  Selling, general, and administrative                 18,887         14,707         36,849        28,829
  Research and development                              9,745          7,922         18,593        14,539
  Reversal of liability accrual                        (1,929)                       (1,929)
  Merger related costs                                  3,038                         6,233
  Other special charges                                                  710                          710
                                                -------------  -------------  -------------  ------------
  Total operating expenses                             63,910         52,042        128,039        99,534
                                                -------------  -------------  -------------  ------------

   Operating (loss) income                             (3,007)           (59)        (4,077)        2,028

Interest and other income (expense), net                  217         (3,060)           335        (3,075)
                                                -------------  -------------  -------------  ------------

Loss before income taxes, minority interest
   in subsidiaries and
cumulative effect of change in accounting
   principle                                           (2,790)        (3,119)        (3,742)       (1,047)
Income tax (benefit) expense                             (560)           467            307         1,288
                                                -------------  -------------  -------------  ------------
Loss before minority interest in subsidiaries
   and cumulative effect of change in
   accounting principle                                (2,230)        (3,586)        (4,049)       (2,335)
Minority interest in subsidiaries                        (651)           188           (854)           91
                                                -------------  -------------  -------------  ------------
Loss before cumulative effect of change in
   accounting principle                                (1,579)        (3,774)        (3,195)       (2,426)
Cumulative effect of change in accounting
   principle, net of taxes                                                                            617
                                                -------------  -------------  -------------  ------------

  Net loss                                      $      (1,579) $      (3,774) $      (3,195) $     (3,043)
                                                =============  =============  =============  ============

Basic and diluted loss per share:
  Loss before cumulative effect of change in
     accounting principle, net of taxes         $       (0.02) $       (0.04) $       (0.04) $      (0.03)
  Cumulative effect of change in accounting
     principle, net of taxes                                                                        (0.01)
                                                -------------  -------------  -------------  ------------
  Net loss                                      $       (0.02) $       (0.04) $       (0.04) $      (0.04)
                                                =============  =============  =============  ============

Weighted average shares outstanding:
  Basic and diluted                                    86,001         86,345         86,001        86,293

BRUKER BIOSCIENCES CORPORATION
PRO FORMA RECONCILIATION FROM COMBINED HISTORICAL
RESTATED GAAP NET LOSS TO ADJUSTED NET (LOSS) INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                      JUNE 30,                        JUNE 30,
                                                            ---------------------------       -------------------------
                                                               2003            2002              2003           2002
                                                            -----------     -----------       ----------     ----------
                                                                    (UNAUDITED)                       (UNAUDITED)
GAAP net loss                                               $    (1,579)    $    (3,774)      $   (3,195)    $   (3,043)

Adjustments, net of tax:

   Merger related costs                                           1,989                            5,185

   Minority interest in subsidiaries                               (448)                            (848)          (192)

   Restructuring charges                                                            927                             927

   Investment write-down                                                          4,386                           4,386

   Cumulative effect (write-down of goodwill)                                                                       617
                                                            -----------     -----------       ----------     ----------

Adjusted net (loss) income                                  $       (38)    $     1,539       $    1,142     $    2,695
                                                            ===========     ===========       ==========     ==========

Adjusted EPS                                                $      0.00     $      0.02       $     0.01     $     0.03
                                                            ===========     ===========       ==========     ==========

BRUKER BIOSCIENCES CORPORATION
PRO FORMA RECONCILIATION FROM COMBINED HISTORICAL
RESTATED GAAP NET LOSS TO ADJUSTED EBITDA
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                                     JUNE 30,                          JUNE 30,
                                                            ---------------------------      --------------------------
                                                                2003           2002              2003           2002
                                                            -----------     -----------      -----------     ----------
                                                                    (UNAUDITED)                       (UNAUDITED)
GAAP net loss                                               $    (1,579)    $    (3,774)     $    (3,195)    $   (3,043)

Adjustments:

  Interest and other (income) expense, net                         (217)          3,060             (335)         3,075

  Income tax (benefit) expense                                     (560)            467              307          1,288

  Minority interest in subsidiaries                                (651)            188             (854)            91

  Cumulative effect (write-down of goodwill)                                                                        617

  Depreciation and amortization                                   3,964           2,583            7,672          4,968
                                                            -----------     -----------      -----------     ----------

EBITDA                                                              957           2,524            3,595          6,996

  Merger related costs                                            3,038                            6,233

  Restructuring charges                                                           1,545                           1,545
                                                            -----------     -----------      -----------     ----------

Adjusted EBITDA                                             $     3,995     $     4,069      $     9,828     $    8,541
                                                            ===========     ===========      ===========     ==========